Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

Bethesda, MD - February 2, 2023 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced the following financial results as of the quarter ended December 31, 2022, as compared to the applicable prior year periods:

•
Gross Merchandise Volume (GMV) of $270.8 million, up 4%, and Revenue of $72.3 million, up 8%
•
GAAP Net Income of $4.0 million, up $0.4 million, and GAAP Diluted Earnings Per Share (EPS) of $0.12, up $0.02
•
Non-GAAP Adjusted EBITDA of $9.8 million, up $0.4 million, and Non-GAAP Adjusted Diluted EPS of $0.19, up $0.01
•
Cash balances of $79.9 million1 with zero financial debt, repurchased 0.5 million shares for $7.2 million during the quarter

"Our solid financial results for the quarter reflect the resilience of our business when challenged with macroeconomic headwinds, including the volatility in the used vehicle market and cautious consumer and business behavior. Notwithstanding the slower growth economic environment, our strategic priority remains investing in market share expansion, diversification and longer-term growth. With our strong business pipeline, trusted marketplace solutions and financial strength, we are well positioned to gain additional market share across our segments and create long-term value for our shareholders," said Bill Angrick, Liquidity Services CEO.

First Quarter Financial Highlights

GMV for the first fiscal quarter of 2023 was $270.8 million, a 4% increase from $260.2 million in the first fiscal quarter of 2022.

•
GMV in our GovDeals segment increased 3%, as it continues to increase market share and expand its real estate category, offsetting the macro challenges that have slowed the supply of used vehicles.
•
GMV in our RSCG segment increased 22%, driven by diversification into new client programs, primarily under the consignment model, as well as its expanded sales channels and distribution network.
•
GMV in our CAG segment decreased 10%, primarily related to delays in project timing and the availability of spot purchase transactions, in part due to uncertainty related to slowing global GDP growth.
•
Company-wide, consignment sales were 86% of total GMV, up from 85% in the first fiscal quarter of 2022.

Revenue for the first fiscal quarter of 2023 was $72.3 million, an 8% increase from $66.7 million in the first fiscal quarter of 2022.

•
Revenue in our GovDeals segment decreased 3% as headwinds in the vehicles category increased the relative mix of real estate sales, resulting in a lower blended take rate while the segment direct profit margin percentage remained constant.
•
Revenue in our RSCG segment increased 19%, consistent with the increase in GMV. Changes in consumer sentiment have affected product mix, with a higher proportion of lower value products resulting in a lower segment direct profit margin.
•
Revenue in our CAG segment decreased 16%, reflecting the lower GMV, while favorable margins on international transactions compared to last year resulted in solid segment direct profit.
•
Revenue in our Machinio segment increased 15% from continued increases in subscriptions.

GAAP Net Income was $4.0 million, or $0.12 per share, for the fiscal first quarter of 2023, an increase from $3.6 million, or $0.10 per share, for the same quarter last year.

Non-GAAP Adjusted Net Income for the fiscal first quarter of 2023 was $6.4 million, or $0.19 per share, an increase from $6.2 million, or $0.18 per share last year.

Non-GAAP Adjusted EBITDA for the fiscal first quarter of 2023 was $9.8 million, a $0.4 million increase from $9.4 million in the fiscal first quarter of 2022, reflecting GMV and revenue results, partially offset by increased year over year operations, sales, and technology expenses to support market share expansion, diversification and longer-term growth.

1 Includes $76.2 million of Cash and cash equivalents and $3.7 million of Short-term investments.

First Quarter Segment Financial Results

We present operating results in four reportable segments: GovDeals, RSCG, CAG and Machinio. Segment direct profit, previously referred to as segment gross profit, continues to be calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q1-FY23 segment results are as follows (unaudited, in millions):

	Three Months Ended December 31,
	2022	2021
GovDeals:
GMV	$161.1	$156.9
Total revenue	$13.6	$14.0
Segment direct profit	$12.9	$13.3
% of Total revenue	95%	95%

RSCG:
GMV	$64.9	$53.4
Total revenue	$46.0	$38.7
Segment direct profit	$16.0	$14.3
% of Total revenue	35%	37%

CAG:
GMV	$44.8	$49.9
Total revenue	$9.4	$11.2
Segment direct profit	$8.5	$8.7
% of Total revenue	91%	78%

Machinio:
GMV	$—	$—
Total revenue	$3.3	$2.8
Segment direct profit	$3.1	$2.7
% of Total revenue	95%	94%

Consolidated:
GMV	$270.8	$260.2
Total revenue	$72.3	$66.7

First Quarter Operational Metrics

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Registered Buyers — At the end of Q1-FY23, registered buyers totaled approximately 5.0 million, representing a 5% increase over the approximately 4.7 million registered buyers at the end of Q1-FY22.
•
Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to approximately 744,000 in Q1-FY23, a 16% increase from the approximately 642,000 auction participants in Q1-FY22.
•
Completed Transactions — Completed transactions increased to approximately 214,000 in Q1-FY23, a 1% increase from the approximately 211,000 completed transactions in Q1-FY22.

Business Outlook

The uncertain economic climate and global supply chain disruptions can affect the volume, timing and type of assets and inventory available for sale in any period. Notwithstanding such volatility, our expertise in diverse sectors, strong buyer base across numerous asset categories, and global reach are continuing to provide advantages as our clients navigate the current economic environment.

Our fiscal second quarter 2023 guidance range for GMV is consistent with the same period last year and reflects the headwinds being experienced currently across the global economy. As our business is affected by the macro-supply and pricing of vehicles and macro-conditions for real estate, we would expect to see stronger growth as these headwinds subside. The seasonality effect for our RSCG segment is expected this coming quarter, beginning with the uptick in the post-holiday return season. We expect higher volumes of retail returns with a higher mix of lower value products in the short-term, consistent with consumer sentiment in response to inflation and macro-economic uncertainty. Our current GMV mix expectations are reflected in our fiscal second quarter outlook for a slightly lower total of our segments' direct profits as a percent of total revenue in the short-term, contributing to our overall profit guidance range for this upcoming fiscal second quarter. We currently anticipate our consolidated revenue as a percent of GMV in the mid to high twenty percent range in the short-term reflecting our mix of business and products sold. Although the macro-economic headwinds remain, our current focus is market share expansion to fuel stronger, longer-term growth through continued investment in sales, marketing, operations and technology initiatives.

For Q2-FY23 our guidance is as follows:

GMV - We expect GMV to range from $260 million to $285 million.

GAAP Net Income - We expect GAAP Net Income to range from $1.0 million to $3.5 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.03 to $0.10.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $6.5 million to $9.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.09 to $0.16.

Our Business Outlook includes forward-looking statements which reflect these trends and assumptions for Q2-FY23 as compared to the prior year's period:

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Global supply chain uncertainties, including impacts from the Russian invasion of Ukraine and the COVID-19 pandemic, are disrupting international trade and energy markets, and resulting in macroeconomic trends such as inflation, increased interest rates, fluctuations in foreign currency exchange rates, reduced consumer sentiment, and retailer inventory levels. These macroeconomic conditions could adjust the volume, timing, and pricing of assets made available for auction or sale in any quarterly period, which could affect our actual Q2-FY23 performance relative to our current outlook;
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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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longer-term trend of continued mix shift to consignment pricing model, which may lower revenue as a percent of GMV but can improve segment direct profit as a percentage of revenue, affected by heightened volumes of returned products from purchase model programs in RSCG during the holiday returns season;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue, including variability from retailers increasing product flows to us on an episodic basis to solve capacity constraints at retailer warehouse or distribution centers and retailers decreasing product flows as they solve capacity constraints and return more product to store shelves or fulfillment centers;
•
as growth in the government real estate category within the GovDeals segment occurs, take rates as a percentage of GMV are expected to become lower without significantly affecting segment direct profit as a percentage of revenue. GMV from real estate transactions can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events, the value of properties to be included in the auction event, and the value of the properties that may be withdrawn due to the property holder curing their delinquency or taking other legal actions to delay the sale of their property. In addition, COVID-19 and its variants can affect the availability of government resources towards making properties available for auction, which could cause delays in the timing of auction events;
•
continued variability in project size and timing within our CAG segment, especially as the Russian invasion of Ukraine and COVID-19 and its variants continue to impact the global economy and the ability to conduct transactions;

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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded distribution network;
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continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;
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successful integration of Bid4Assets and execution by Bid4Assets on planned real estate auction activity and its business plan, including efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate;
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our annual FY23 effective tax rate (ETR) is expected to range from approximately 25% to 31%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted during Q2-FY23; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price, and the effects of changes in the fair value of the Bid4Assets earn-out liability. Quarterly effective tax rates within FY23 can be affected by the amount and timing of transactions considered discrete items for tax accounting purposes. We are not expecting a substantial increase to cash paid for income taxes due to our continued net operating loss carryforward position; and
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our diluted weighted average number of shares outstanding is expected to be between 33.5 and 34.0 million. As of December 31, 2022, we have $7.8 million in remaining authorization to repurchase shares.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended December 31,
	2022	2021
Net income	$3,967	$3,602
Interest and other income, net[1]	(303)	(33)
Provision for income taxes	1,149	1,012
Depreciation and amortization	2,764	2,302
Non-GAAP EBITDA	$7,577	$6,883
Stock compensation expense	2,081	2,280
Acquisition costs and impairment of long-lived and other non-current assets[2]	184	211
Non-GAAP Adjusted EBITDA	$9,842	$9,374

1 Interest and other income, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating expenses (income), net on the Consolidated Statements of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Adjusted Net Income. For Q1-FY23 the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 25% compared to 21% used for the Q1-FY22 results. These tax rates exclude the impacts of the charge to our U.S. valuation allowance and the fair value adjustments to earn-out liabilities. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended December 31,
	2022	2021
Net income	$3,967	$3,602
Stock compensation expense	2,081	2,280
Intangible asset amortization	982	767
Acquisition costs and impairment of long-lived and other non-current assets*	184	211
Income tax impact on the adjustment items	(805)	(694)
Non-GAAP Adjusted net income	$6,409	$6,166
Non-GAAP Adjusted basic earnings per common share	0.20	0.19
Non-GAAP Adjusted diluted earnings per common share	0.19	0.18
Basic weighted average shares outstanding	31,815,160	32,971,709
Diluted weighted average shares outstanding	32,937,600	34,868,869

*Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating expenses (income), net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss this quarter's results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live web cast of the conference call will be provided on the Company's investor relations website at http://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 2, 2024 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: changes in political, business and economic conditions; the duration and impact of shortages in supply of used vehicles, the continuing impacts of the COVID-19 pandemic globally and their impact on the ability to conduct cross-border transactions, the Russian invasion of Ukraine, and inflation on the Company’s operations, the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to integrate acquired companies, including its most recent acquisitions of Machinio Corp. and Bid4Assets, Inc., and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world’s largest B2B e-commerce marketplace platform for surplus assets with over $10 billion of completed transactions, to more than 4.9 million qualified buyers worldwide and 15,000 corporate and government sellers. It supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and defer products from landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	December 31, 2022	September 30, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,166	$96,122
Short-term investments	3,716	1,819
Accounts receivable, net of allowance for doubtful accounts of $328 and $449	7,969	11,792
Inventory, net	16,369	11,679
Prepaid taxes and tax refund receivable	1,833	1,631
Prepaid expenses and other current assets	7,585	6,551
Total current assets	113,638	129,594
Property and equipment, net	18,548	19,094
Operating lease assets	12,177	13,207
Intangible assets, net	15,252	16,234
Goodwill	89,345	88,910
Deferred tax assets	12,447	13,628
Other assets	7,794	7,437
Total assets	$269,201	$288,104
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,592	$41,982
Accrued expenses and other current liabilities	21,630	23,304
Current portion of operating lease liabilities	4,559	4,540
Deferred revenue	4,022	4,439
Payables to sellers	43,635	49,238
Total current liabilities	105,437	123,503
Operating lease liabilities	8,576	9,687
Other long-term liabilities	235	378
Total liabilities	114,248	133,568
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 35,899,641 shares issued and outstanding at December 31, 2022; 35,724,057 shares issued and outstanding at September 30, 2022	36	36
Additional paid-in capital	260,653	258,275
Treasury stock, at cost; 4,345,018 shares at December 31, 2022, and 3,813,199 shares at September 30, 2022	(69,754)	(62,554)
Accumulated other comprehensive loss	(9,012)	(10,285)
Accumulated deficit	(26,970)	(30,936)
Total stockholders’ equity	154,953	154,536
Total liabilities and stockholders’ equity	$269,201	$288,104

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2022	2021
Purchase revenues	$38,634	$36,217
Consignment and other fee revenues	33,648	30,490
Total revenue	72,282	66,707
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	31,773	27,762
Technology and operations	14,704	13,918
Sales and marketing	10,790	10,044
General and administrative	7,385	8,230
Depreciation and amortization	2,764	2,302
Other operating expenses (income), net	139	(32)
Total costs and expenses	67,555	62,224
Income from operations	4,727	4,483
Interest and other income, net	(389)	(131)
Income before provision for income taxes	5,116	4,614
Provision for income taxes	1,149	1,012
Net income	$3,967	$3,602
Basic income per common share	$0.12	$0.11
Diluted income per common share	$0.12	$0.10
Basic weighted average shares outstanding	31,815,160	32,971,709
Diluted weighted average shares outstanding	32,937,600	34,868,869

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended December 31,
	2022	2021
Operating activities
Net income	$3,967	$3,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,764	2,302
Stock compensation expense	2,081	2,280
Inventory adjustment to net realizable value	—	98
Provision for doubtful accounts	15	11
Deferred tax expense	1,181	881
Gain on disposal of property and equipment	(45)	(6)
Gain on disposal of lease assets	—	(205)
Changes in operating assets and liabilities:
Accounts receivable	3,954	(1,795)
Inventory	(4,680)	(855)
Prepaid taxes and tax refund receivable	(202)	35
Prepaid expenses and other assets	(999)	(1,137)
Operating lease assets and liabilities	(65)	214
Accounts payable	(10,416)	(8,815)
Accrued expenses and other current liabilities	(1,744)	(5,193)
Deferred revenue	(417)	60
Payables to sellers	(5,935)	11,199
Other liabilities	(120)	(805)
Net cash (used in) provided by operating activities	(10,659)	1,871
Investing activities
Purchases of property and equipment, including capitalized software	(1,212)	(1,964)
Cash paid for business acquisitions, net of cash acquired	—	(11,063)
Purchase of short-term investments	(1,847)	—
Other investing activities, net	44	6
Net cash used in investing activities	(3,015)	(13,021)
Financing activities
Payments of the principal portion of finance lease liabilities	(25)	(27)
Taxes paid associated with net settlement of stock compensation awards	(244)	(851)
Proceeds from exercise of stock options, net of tax	496	—
Common stock repurchases	(7,199)	(2,963)
Net cash used in financing activities	(6,972)	(3,841)
Effect of exchange rate differences on cash and cash equivalents	690	(23)
Net decrease in cash and cash equivalents	(19,956)	(15,014)
Cash and cash equivalents at beginning of period	96,122	106,335
Cash and cash equivalents at end of period	$76,166	$91,321
Supplemental disclosure of cash flow information
Cash paid (received) for income taxes, net	$159	$(28)
Non-cash: Common stock surrendered in the exercise of stock options	—	$100
Non-cash: Earnout liability for acquisition activity	—	$26,900